Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Yamana Gold Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares (no par value)		(1)(2)	(1)(2)	—	—	—
	Debt	Debt Securities		(1)(2)	(1)(2)	—	—	—
	Other	Subscription Receipts		(1)(2)	(1)(2)	—	—	—
	Other	Units		(1)(2)	(1)(2)	—	—	—
	Other	Warrants		(1)(2)	(1)(2)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)(2)	(1)(2)	$1,000,000,000(3)	$92.70 per $1,000,000	$92,700
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$1,000,000,000		$92,700
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$92,700
	Net Fee Due (4)							$0

(1) There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of common shares, subscription receipts, units and warrants of Yamana Gold Inc. (the “Registrant”) and such indeterminate amount of unsecured debt securities of the Registrant consisting of debentures, notes or other unsecured evidence of indebtedness as shall have an aggregate initial offering price not to exceed $1,000,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2) Includes securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(4) The Registrant previously paid $124,500 in registration fees (Registrant transferred funds of $121,269 and used offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-224029) filed on March 29, 2018, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-224029) filed on April 19, 2018 (together, the "2018 Registration Statement"), pertaining to the registration of $1,000,000,000 of securities of the Registrant, of which $1,000,000,000 remained unutilized and was used to offset the total filing fee required with respect to the Registration Statement on Form F-10 (File No. 333-237728) filed on April 17, 2020, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-237728) filed on May 12, 2020 (together, the “2020 Registration Statement”), which prospectus included therein related to the 2018 Registration Statement, pursuant to Rule 429 under the Securities Act, pertaining to the registration of $1,000,000,000 of securities of the Registrant, of which $121,269 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this registration statement is $92,700, taking into consideration the available offset of $121,269 from the 2020 Registration Statement, the Registrant has accordingly transmitted $0 for this Registration Statement. See footnote (5) to Table 2 below for details regarding relevant contemporaneous fee payments.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Yamana Gold Inc.	F-10	333-237728	April 17, 2020		$121,269(1)(2)	(3)	(3)	Unallocated – universal shelf (4)	$1,000,000,000
Fee Offset Sources	Yamana Gold Inc.	F-10 (4)	333-237728		April 17, 2020						$0(1)(2)(5)
	Yamana Gold Inc.	F-10 (4)	333-224029		March 29, 2018						$121,269(1)(5)

(1) The Registrant previously paid $124,500 in registration fees (Registrant transferred funds of $121,269 and used offsets for the remainder of the fee) with respect to the 2018 Registration Statement pertaining to the registration of $1,000,000,000 of securities of the Registrant, of which $1,000,000,000 remained unutilized and was used to offset the total filing fee required the 2020 Registration Statement.

(2) The Registrant previously paid $0 in registration fees with respect to the 2020 Registration Statement, which prospectus included therein related to the 2018 Registration Statement, pursuant to Rule 429 under the Securities Act, pertaining to the registration of $1,000,000,000 of securities of the Registrant, of which $1,000,000,000 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this registration statement is $92,700, taking into consideration the available offset of $121,269 from the 2020 Registration Statement, the Registrant has accordingly transmitted $0 for this Registration Statement.

(3) An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed $1,000,000,000 was registered pursuant to this registration statement.

(4) The Registrant has terminated or completed any offerings that included the unsold securities under the 2020 Registration Statement and the 2018

Registration Statement.

(5) The contemporaneous fee payment made with the 2018 Registration Statement was $121,269, and the contemporaneous fee payment made with the 2020 Registration Statement was $0. As the contemporaneous fee payment made with the 2020 Registration Statement is less than the offset being claimed, the remainder of the claimed offset for this registration statement can be traced to the 2018 Registration Statement.